POWER OF ATTORNEY

	The undersigned does hereby constitute and appoint Patrick Willcocks and Noleen McDonnell as the undersigned?s true and lawful attorneys-in-fact to, as
applicable: (1)	execute for and on behalf of the undersigned, in the
undersigned?s capacity as an officer or director of Arqit Quantum Inc. (the ?Company?), and submit to the U.S. Securities and Exchange Commission (?SEC?) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 (the ?Exchange Act?) and the rules thereunder
and any amendments to the foregoing; (2)	execute for and on behalf of the
undersigned, in the undersigned?s capacity as an officer or director of the Company, Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act
and the rules thereunder and any amendments to the foregoing; (3)	do and
perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such
form with the SEC and any stock exchange or similar authority; and (4)	take any
other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve to such attorney-in-fact?s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact?s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned?s responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until (1) the undersigned is no longer required to file Forms 3, 4 and 5, as applicable, with respect to the undersigned?s holdings of and transactions in securities issued by the Company, or (2) any attorney-in-fact is no longer employed by the
Company or its subsidiaries, in which case this Power of Attorney will be revoked solely with respect to such attorney-in-fact, and will otherwise remain in full force and effect, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 20th day
of May, 2026. By: /s/ Robert Russell 		Robert Russell